UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2009

RAM Holdings Ltd.

(Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-32864 (Commission File Number)	Not Applicable (I.R.S. Employer Identification No.)

RAM Re House
46 Reid Street
Hamilton HM 12 Bermuda
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (441) 296-6501

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

      On February 17, 2009, RAM Reinsurance Company Ltd. (“RAM Re”), the operating subsidiary of RAM Holdings Ltd. (“RAM”), issued 500.01 perpetual, non-cumulative, redeemable Class B preference shares (the “Class B preference shares”) for approximately $50 million in cash. The Class B preference shares were issued in connection with RAM Re’s exercise of its put option under the terms of RAM Re’s Put Option Agreement, dated as of December 23, 2003, which was entered into in connection with RAM’s contingent capital facility with Blue Water Trust I. As the issuance was made by RAM Re not involving any public offering, the Class B preference shares were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended.

Item 3.03. Material Modification to Rights of Security Holders.

      Pursuant to the Certificate of Designation, Preferences and Rights of the Class B preference shares, so long as any Class B preference shares shall be outstanding, no dividends, except dividends payable in common shares of RAM Re or other shares of RAM Re ranking junior to the Class B preference shares, shall be paid or declared and no distribution shall be made on the common shares of RAM Re or any other shares of RAM Re ranking junior to the Class B preference shares, nor shall any common shares of RAM Re be purchased, retired or otherwise acquired by RAM Re, unless all accrued and unpaid dividends on the Class B preference shares for the then current dividend period shall have been declared and paid or a sum sufficient for payment thereof set apart; provided that dividends on any common shares of RAM Re or other shares (whether common or preference shares) of RAM Re ranking junior to the Class B preference shares may be made at all times for the purpose of, and only in such amounts as are necessary for, enabling RAM (i) to service indebtedness for borrowed money as such payments become due (or to satisfy any of its guarantee obligations made in respect of indebtedness of RAM Re or RAM) or (ii) to pay its operating expenses; provided, further, that no such dividends may be applied towards the payment of, or setting apart a sum sufficient for the payment of, any accrued and unpaid dividends on the common or preference shares of RAM unless all accrued and unpaid dividends on the Class B preference shares shall have been declared and paid or a sum sufficient for payment thereof shall have been set apart.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

     (b) Effective February 15, 2009, Ms. Laryssa Yuel, RAM’s Financial Controller and principal accounting officer, resigned to return to Canada. Mr. Edward U. Gilpin, RAM’s Chief Financial Officer, will serve as the principal accounting officer as well as the principal financial officer of RAM.

SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAM Holdings Ltd.
(Registrant)

Dated: February 18, 2009	By:	/s/ Victoria W. Guest
Name: Victoria W. Guest
Title: General Counsel